UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2022

FOMO CORP.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 E Erie St, Ste 525 Unit #2250, Chicago, IL 60611

(Address of principal executive offices)

(630) 286-9560

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

FOMO CORP. is referred to herein as “FOMO”, the “Company”, “we”, or “us”.

Background

This Amendment to Form 8-K filed April 8, 2022 includes a statement of holdings in GenBio, Inc. held by FOMO. It does not reflect a $25,000 venture loan convertible into 25,000 common shares associated with a financing completed on October 7, 2021. The statement of holdings is included herein as Exhibit 10.1.

Item 8.01 Other Events.

On April 7, 2022, FOMO closed on a $15,000 common stock investment in GenBio, Inc. (https://genbioinc.com/) bringing its total cash investment in the Company to $65,000. This includes 65,000 shares and a $25,000 venture debt position convertible into 25,000 additional shares at a $10 million valuation. GenBio is currently formulating a proprietary liquid with anti-inflammatory and reduced blood pressure benefits. When completed, FOMO and its minority investment Himalaya Technologies, Inc. (OTC: HMLA; https://www.himalayatechnologies.com/), which owns 19.9% of GenBio, intend to launch a canned beverage under the “FOMO” brand with a national beverage company. The “FOMO” brand has been trademarked for the beverage market in the United States.

Item 9.01. Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO CORP. Statement of Equity Holdings in GenBio, Inc. – April 8, 2022
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO CORP.

Date: April 11, 2022	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer